Exhibit 3.2

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF AN ARIZONA LIMITED LIABILITY COMPANY UNDER THE NAME OF “ELECTRO MEDICAL TECHNOLOGIES, LLC” TO A DELAWARE CORPORATION, CHANGING ITS NAME FROM "ELECTRO MEDICAL TECHNOLOGIES, LLC" TO "ELECTROMEDICAL TECHNOLOGIES, INC.",FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF AUGUST, A.D. 2017, AT 9:10 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

6521026 8100F	Authentication: 203117877
SR# 20175863573	Date: 08-24-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:10 PM 08/23/2017
FILED 09:10 PM 08/23/2017
SR 20175863573 - File Number 6521026

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY COMPANY TO A CORPORATION PURSUANT TO SECTION 265 OF THE DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Limited Liability Company first formed is Arizona.

2.) The jurisdiction immediately prior to filing this Certificate is Arizona.

3.) The date the Limited Liability Company first formed is November 9, 2010.

4.) The name of the Limited Liability Company immediately prior to filing this Certificate is Electro Medical Technologies, LLC.

5.) The name of the Corporation as set forth in the Certificate of Incorporation is ElectroMedical Technologies, Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company have executed this Certificate on the 23 day of August, A.D. 2017.

By: [signature]

Name: Matthew N. Wolfson
Print or Type

Title: Manager
Print or Type

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “ELECTROMEDICAL TECHNOLOGIES, INC.” FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF AUGUST, A.D. 2017, AT 9:10 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

6521026 8100F	Authentication: 203117877
SR# 20175863573	Date: 08-24-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:10 PM 08/23/2017
FILED 09:10 PM 08/23/2017
SR 20175863573 - File Number 6521026

CERTIFICATE OF INCORPORATION

OF

ELECTROMEDICAL TECHNOLOGIES, INC.

ARTICLE I

The name of the corporation is ElectroMedical Technologies, Inc. (the "Corporation").

ARTICLE II

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street - Corporation Trust Center, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

The aggregate number of shares which the Corporation shall have authority to issue is 25,000,000 shares of capital stock all of which shall be designated "Common Stock" and have a par value of $0.00001 per share.

ARTICLE V

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation. In furtherance of and not in limitation of the powers conferred by the laws of the state of Delaware, the Board of Directors of the Corporation is expressly authorized to make, amend or repeal Bylaws of the Corporation.

ARTICLE VI

(A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

(C) Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VII

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (C) any action or proceeding asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation's Certificate of Incorporation or Bylaws, or (D) any action or proceeding asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

ARTICLE VIII

The name and mailing address of the incorporator are as follows:

Matthew N. Wolfson
16561 N 92nd Street
Suite 101
Scottsdale, Arizona 85260

Executed on August 23, 2017.

Matthew N. Wolfson, Incorporator